SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[	]	Preliminary Proxy Statement

[     ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12

COMPUTER HORIZONS CORP.

(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES R

CRESCENDO INVESTMENTS II, LLC

ERIC ROSENFELD

F. ANNETTE SCOTT FLORIDA TRUST

RICHARD L. SCOTT FLORIDA TRUST

SCOTT FAMILY FLORIDA PARTNERSHIP TRUST

RICHARD L. SCOTT

STEPHEN T. BRAUN

THE COMPUTER HORIZONS FULL VALUE COMMITTEE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[     ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials:

[     ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Computer Horizons Full Value Committee (the “Committee”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies against a proposed merger involving Computer Horizons Corp. (the “Company”) and Analysts International Corporation to be submitted to a vote of the shareholders of the Company at a special meeting of shareholders scheduled to be held September 2, 2005.

Item 1:  PowerPoint presentation to shareholders.

Computer Horizons – Analysts International

"In 20 years of investing in IT companies, this is the single worst deal I've ever seen," said the investor, who did not want to be identified. "They've decided they need to have scale and to get bigger, which at one level may be true," he said.
Yet the expansion plan involves increasing the company's reliance on its less profitable staffing unit at the expense of its higher-margin business software unit, said the investor, who plans to vote against the merger.

    The Deal (8/12/2005)

Our objective

As the largest CHRZ shareholder, our goal is to maximize shareholder value

Step 1: Vote down the CHRZ – ANLY merger

Computer  Horizons  is using an  undervalued  currency  to  acquire Analysts

Exchange ratio under the proposed  merger is set too high

Proposed  merger will dilute  CHRZ shareholders’ stake in its most profitable and promising business segments

Significant  change in strategy by CHRZ board

Excessive direct transaction costs (up to $14.4 million, not  including 377,000  shares of ANLY restricted stock)

More favorable  strategic  opportunities  for Computer  Horizons than the proposed merger

History of missing financial guidance

Step 2: Special meeting to be held to vote on removal of incumbent directors and election of new slate of directors

Step 3: Explore alternative opportunities

Hiring investment bank to explore ALL strategic options

Computer Horizons Stock Performance
April 12, 2005 to August 15, 2005
$3.90
$3.70
$3.50
$3.30
$3.10
$2.90
$2.70
$2.50
7/22/05: Crescendo announces opposition to Merger - Stock price Jumps 7%
4/13/05: Merger is announced
5/31/05: Stock down 8% since announcement of merger; Crescendo starts buying stock
4/19/05: Stock Price down 15% since announcement
4/12/2005
4/19/2005
4/26/2005
5/3/2005
5/10/2005
5/17/2005
5/24/2005
5/31/2005
6/7/2005
6/14/2005
6/21/2005
6/28/2005
7/5/2005
7/12/2005
7/19/2005
7/26/2005
8/2/2005
8/9/2005

We believe we can do a better job than the current board

Stock down 15% within a week from the announcement of the CHRZ – ANLY deal

600%
500%
400%
300%
200%
100%
0%
-100%
Apr-03
Aug-03
Dec-03
Apr-04
Aug-04
Dec-04
Apr-05

We believe we can do a better job than the current board

Computer Horizons has Underperformed its Peers During the Past Two Years

* These competitors are taken from Computer Horizons’ list of competitors in their Schedule 14A dated 4/12/05

Step 1: Vote down the CHRZ – ANLY merger

Current Company Profiles

While CHRZ business is improving, ANLY performance is deteriorating

Computer Horizons

Strong Balance Sheet

$35.9 million in cash (Q2 2005)

$66.8 million in working capital (Q2 2005)

Business Mix

50% Staffing – Lower margin business

50% Solutions (including Chimes) – Higher margin

Nearshore / Offshore Presence

Growing presence in India and Canada

Chimes - The Crown Jewel

Leader in the VMS Marketplace

Growing revenue at 20% per year

Business is characterized by high operating leverage

Segment will be cash flow positive for 2005

Net Operating Losses (NOL) of over $50 million

Analysts International

Weak Balance Sheet

$0.2 million in cash (Q2 2005)

$30.1 million in working capital (Q2 2005)

High Customer Concentration

In 2004, ANLY lost Bank of America as client – they
represented 11% of revenue

Top 4 clients represented 32% of revenue (2004)

Poor Business Mix

72% Staffing – Lower margin business

28% Solutions – Higher margin

Deteriorating Business Trend

* Operating Income is defined as is earnings before Amortization, Merger and severance costs

Decreasing

-61.6%

          0.6

          1.6

Operating Income *

Decreasing

-8.2%

      158.2

      172.3

Revenues

% Change

H1:2005

H1:2004

ANLY

CHRZ stock is undervalued - exchange ratio is too high

CHRZ stock is undervalued YET CHRZ intends to issue to Analysts shareholders close to 100% of its shares outstanding

CHRZ financial advisor, Citigroup Global Market Inc., determined the company’s shares are worth between $4.66 and
$6.52 as part of a discounted cash flow analysis, one of many valuation metrics applied by Citigroup

If CHRZ was trading at the low end of that valuation, the exchange ratio would have been 0.78

Based on % contribution of forward earnings, it is obvious to us that the exchange ratio is way too high (analysis done by Citigroup Global Market Inc.)

Net Income 2005 E

EBITDA 2006 E

EBITDA 2005 E

CHRZ

ANLY

$54.8

$45.2

$58.8

$41.2

$54.9

$45.1

Implied Exchange Ratio

Net Income 2006 E

$60.6

$39.4

1.04

0.70

0.80

0.82

* All dollar amounts in millions of USD

CHIMES OPERATING PERFORMANCE
2002 - 2005 YTD
$2.0
$-
2002

Merger will dilute Computer Horizons shareholders’ interest in Chimes

Chimes is a great business: high growth and low capital expenditures

Chimes is the leading player in the growing VMS Marketplace

Estimated 25% market share

List of clients: GM, UPS, MetLife, BellSouth, American Red Cross, GMAC, Washington Mutual, HP, AA, NBC
Universal, UnitedHealth Group, Northwest Airlines, Lehman Brothers, Morgan Stanley

High growth potential

Historical revenue growth since 2001 has averaged 34% CAGR

Industry analysts expect VMS industry to grow at between 20-25%

Operating leverage

Each additional sale contributes significantly to the operating margin

Low capital requirement

Chimes should be profitable in 2005

Merger represents a significant  change in strategy by the Computer Horizons board

“The strategic objectives of our three-year plan remained unchanged. And just to summarize, they include transitioning from the lower-margin staffing to higher margin solution business; focusing on high-growth markets, particularly in the federal and financial services areas; and continuing to expand our footprint in Chimes and its leadership position in the human capital marketplace.”

Conference Call, October 8, 2004

“Another key component of a plan is we want to grow Chimes faster than the rest of the Company and we still want to maintain our market leadership position.  And actually, the last component which I touched on the previous question was we want to move to the revenue mix of about 60 percent solutions business and 40 percent staffing services.”

Conference Call, February 18, 2004

“We have discussed our realignment strategy with you over the last several quarters and kept you apprised of our plans and progress, mainly to have our higher-end, more profitable solutions business become the predominant driver of our total revenue stream.

Conference Call, February 18, 2004

Deal value, not including transaction costs of $90 million

$14.4 million in direct transaction costs

$7.8 million in costs directly associated with Change of Control payments – 7.5% of deal

$5.9 million in CIC payments

$1.2 million in potential payments

$0.7 million in CIC waivers

Issuance of 377,000 restricted shares

Excessive transaction costs of up to $14.4 million, not  including 377,000  shares of ANLY stock

Transaction costs represent 13.8% of the deal value

100.0%

$             14.4

Cost of Merger

0.5%

$                 0.5

ANLY Retention Bonus

0.5%

$                 0.5

CHRZ Retention Bonus

1.8%

$                 1.9

ANLY Merger Costs

3.4%

$                 3.6

CHRZ Merger Costs

1.1%

$                 1.2

Potential CIC

0.7%

$                 0.7

Waivers

5.7%

$                 5.9

Change of Control (CIC)

% of Total

Amount (mm)

Cost Component

History of missing financial guidance

First Quarter of Fiscal 2005 – Computer Horizons admits that it missed revenue guidance.

Fourth Quarter of Fiscal 2004 – Computer Horizons admits that it missed operating performance guidance.

Third Quarter of Fiscal 2004 – Computer Horizons admits that an accounting error set the company back on the financial objectives of its three-year plan.

Computer Horizons has stated in its recent SEC filings that the proposed merger with Analysts International will yield cost savings of $15 million per annum.

Is this achievable given this history of missing guidance?

What CHRZ says

Attract institutional investor interest and sponsorship

Institutional investors are already attracted by the company

Shareholders are attracted by growth and profitability

Provides potential for a strong combined financial position

Combined company will have $20 million in net cash vs. CHRZ current $35 million.

Brings together a seasoned executive management team with acquisition experience

CHRZ management team has not integrated an acquisition of this size

RGII is the most significant acquisition – approximately $37 million revenue in 12 months prior to acquisition
(7/1/02-6/30/03)

Sell all Chimes services into larger existing customer base & expand Chimes into broader BPO play

Chimes runs on a stand alone basis and is a well known brand in the industry (blue chip customers)

The combined company would have an increased footprint in the US, Canada and India

CHRZ has already a footprint in the US, Canada and India.

Potential cost savings of $15 million

Entity-level costs of $5 million seems very high (average cost of being public for companies with annual revenue under $1 billion is $3.4 million according to a Foley & Lardner LLP study presented on June 16, 2005)

Company history of missed guidance

Book value per share of $3.65 for combined company

CHRZ current book value is $4.03 per share (Q1, 2005)

What CHRZ does not discuss

High price being offered for ANLY

ANLY business is deteriorating

If CHRZ stock is undervalued (as management has claimed), why isn’t the company buying back its own shares?
Seems like a less risky way to create shareholder value than overpaying for ANLY

The company has a history of missing guidance. Is the $15 million cost cutting achievable?

The company didn’t look at all available options

“...our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage“ (Citigroup, Form S-4)

Management and Board own very little shares and bought very little in open market transactions

Step 2: Hold Special Meeting to vote on removal of incumbent directors and election of new slate of directors

The Full Value Committee has requested the board to call a second special meeting

CHRZ board does not respect its own by-laws!

According to the company’s bylaws, shareholders with more than 10% of the company can request a special meeting

The company received a request for a special meeting on July 27, 2005 from the Full Value Committee.

Because of an alleged technicality, the company said the request was considered not proper.

The Full Value Committee sent a second request on August 3, 2005.  Although the Company did not initially respond to the Committee on this request, in its S-4, the company states that the request was proper.

The Company’s by-laws require the Company to fix a record date for the meeting within five business days following its receipt of the meeting request. To date the Company has not fixed the record date nor have they announced the meeting date. Yet, the request was deemed proper in Computer Horizon's S-4

The Company’s by-laws provide that the Special Meeting shall be 50 – 90 days following the request, as provided in the request.

The Company finally sent a letter to the Committee on August 12, 2005 again seeking to put up road blocks to the exercise of our shareholder right.

Step 3: Explore alternative opportunities

Our objective

Hiring investment bank to look at our options

Here is what we know

Lower growth business (staffing) is masking the value of the two better businesses (Federal and Chimes)

VMS is hurting the staffing business by increasing competition between different staffing providers thereby lowering margins for the staffing companies.

Lots of consolidation in the staffing business

Board is not allocating capital properly (i.e., underleveraged balance sheet, issuing shares at low valuation)

Here are some alternatives we expect to explore by hiring an investment bank:

Selling company by means of merger, tender offer or otherwise

Divesting or spinning off all the assets

Continue operating company and spinning off non-core assets

Cutting costs, pursuing internal growth and/or using excess cash to repurchase shares

It is time for a change

Summary

This merger does not make strategic sense

The staffing business is under pressure

VMS Solutions and Outsourcing are having a negative impact on the gross margin of the staffing business so it does not make sense to invest in staffing.

Exchange ratio too high

CHRZ is undervalued

The board and management have not kept up with competitors at creating value for shareholders

Significant stock underperformance compared to peers

Stock down after announcement of the merger

Board and management’s incentives are not aligned with shareholders

Own very little stock

Have bought very few shares over the last 2.5 years while repeatedly claiming that the shares are undervalued

Have rejected a $5 bid 2 years ago while claiming that the stock is undervalued. Stock never went above that level since then.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

On August 11, 2005, The Computer Horizons Full Value Committee (the “Committee”), together with the other participants (as defined below), filed a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against a proposed merger involving Computer Horizons Corp. (the “Company”) and Analysts International Corporation to be submitted to a vote of the shareholders of the Company at a special meeting of shareholders scheduled to be held on September 2, 2005 (the “Merger Special Meeting”). The Committee expects to make a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the Company’s existing Board of Directors at a special meeting of shareholders to be called for such purpose (the “Directors Special Meeting”).

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENTS AND OTHER PROXY MATERIALS RELATING TO THE MERGER SPECIAL MEETING AND DIRECTORS SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE, AND IN THE CASE OF THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD RELATING TO THE DIRECTORS SPECIAL MEETING WILL BE, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST, AND IN THE CASE OF THE PROXY MATERIALS RELATING TO THE DIRECTORS SPECIAL MEETING, FOLLOWING THAT FILING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATIONS ARE CRESCENDO PARTNERS II, L.P., SERIES R, CRESCENDO INVESTMENTS II, LLC, ERIC ROSENFELD, F. ANNETTE SCOTT FLORIDA TRUST, RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP TRUST, RICHARD L. SCOTT, STEPHEN T. BRAUN AND THE COMPUTER HORIZONS FULL VALUE COMMITTEE (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THEIR SCHEDULE 13D JOINTLY FILED WITH THE SEC ON JULY 22, 2005.